Exhibit 99.1

TransDigm to Acquire the Aerospace Business of Pexco LLC

CLEVELAND, April 30, 2015 /PRNewswire / — TransDigm Group Incorporated (NYSE: TDG), announced today that it has entered into a definitive agreement to acquire the assets of the aerospace business of Pexco LLC (“Pexco Aerospace”), a portfolio company of Odyssey Investment Partners, LLC, for approximately $496 million in cash. The purchase price includes approximately $160 million of tax benefits to be realized by TransDigm over a 15 year period beginning in 2015. TransDigm expects to finance the acquisition primarily through a combination of cash on hand, existing availability under our revolving credit facility and new debt.

Pexco Aerospace is a global leader in the manufacturing of extruded plastic interior parts for use in the commercial aerospace industry. A vast majority of revenues are sole source, the majority is proprietary and nearly all revenue comes from the commercial transport market. The business employs approximately 300 people in two locations in Yakima, Washington and Huntington Beach, California.

W. Nicholas Howley, Chairman and CEO of TransDigm Group Incorporated, stated, “Pexco Aerospace is a leading proprietary aerospace manufacturer with attractive positions on all active Boeing platforms and a significant and growing commercial aftermarket. The commercial aftermarket is currently approaching 35% of revenue but we expect that percentage to grow to close to 60% over the next five years as the Boeing 787 and Boeing Sky Interior of 737 become an increasing share of the installed fleet. These products fit well with our overall business strategy.”

Baker Hostetler represented TransDigm Group and Latham & Watkins represented Pexco Aerospace. Harris Williams & Co served as exclusive advisor to Pexco Aerospace.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces, lighting and control technology and military personnel parachutes and cargo loading, handling and delivery systems.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the inability to complete or successfully integrate the acquisition; that the expected tax benefits are not realized; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com

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